UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 20, 2013

Vansen Pharma Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33715	20-2881151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Convention Centre Drive, Suite 700, Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 775-636-6986

Okana Ventures, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 8.01	Other Items

On August 7, 2013, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Vansen Pharma Inc., a Nevada corporation, to effect a name change from Okana Ventures, Inc. to Vansen Pharma Inc. Vansen Pharma Inc. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name were filed and became effective with the Nevada Secretary of State on August 20, 2013.

In addition to the name change, our board of directors approved a 12 new for one (1) old forward split of our authorized and issued and outstanding shares of common. A Certificate of Change for the stock split was filed and became effective with the Nevada Secretary of State on August 20, 2013. Consequently, our authorized share capital increased from 100,000,000 to 1,200,000,000 shares of common stock and our issued and outstanding common stock increased from7,066,667 to 84,800,004 shares, all with a par value of $0.001.

These amendments have been reviewed by the Financial Industry Regulatory Authority (FINRA) and have been approved for filing with an effective date of August 30, 2013.

The forward split and name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on August 30, 2013 under the symbol “OKNVD”. The "D" will be placed on our ticker symbol for 20 business days. Effective September 30, 2013, our ticker symbol will change to VNSN. Our new CUSIP number is 92209Y101.

Item 9.01	Financial Statements and Exhibits
3.1	Articles of Merger filed with the Nevada Secretary of State on August 14, 2013 with an effective date of August 20, 2013.
3.2	Certificate of Change filed with the Nevada Secretary of State on August 14, 2013 with an effective date of August 20, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANSEN PHARMA INC.

/s/ Richard Azani
Richard Azani
President and Director
Date: August 30, 2013

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